UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported):	August 20, 2008

Newpark Resources, Inc.
__________________________________________
(Exact name of registrant as specified in its charter)

Delaware	001-02960	72-1123385
_____________________ (State or other jurisdiction	_____________ (Commission	______________ (I.R.S. Employer
of incorporation)	File Number)	Identification No.)

2700 Research Forest Drive, Suite 100, The Woodlands, Texas		77381
_________________________________ (Address of principal executive offices)		___________ (Zip Code)

Registrant’s telephone number, including area code:	281-362-6800

Not Applicable
______________________________________________
Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[  ]  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[  ]  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[  ]  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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Item 8.01 Other Events.

On August 20, 2008, as part of its process of opening bid proposals, Petroleo Brasileiro S.A.("Petrobras"), identified Newpark Drilling Fluids do Brasil (a majority-owned subsidiary of Newpark Resources) as the low bidder for "Lot B" of the drilling fluids and related services contract described in Invitation No. 047.139.608.8 ("Lot B Contract"). Prior to making any formal award of the Lot B Contract, Petrobras is expected to review the bid submitted by Newpark Drilling Fluids do Brasil ("Newpark Brasil") to determine whether it meets all technical and procedural requirements of the Invitation. If Newpark Brasil’s bid meets such requirements, it expects to be notified by Petrobras, and to begin negotiation of the Lot B Contract with Petrobras.

This Form 8-K contains forward-looking statements within the meaning of the Private Securities Litigation Reform Act that are based on management’s current expectations, estimates and projections. These statements involve a number of risks, uncertainties and assumptions. Many factors, including those discussed in other public statements and in documents filed by Newpark with the Securities and Exchange Commission, could cause results to differ materially from those stated. The Lot B Contract is subject to a number of terms, conditions and uncertainties, and there can be no assurances that Newpark Brasil will meet all the technical and procedural requirements to enter into negotiations with Petrobras with respect to the Lot B Contract, that Petrobras and Newpark Brasil will approve and enter into the Lot B Contract, or that the Lot B Contract will be successfully completed. The status of the Lot B Contract is expected to change from time to time, and Newpark disclaims any obligation to update any of its disclosures except as required by the securities laws.

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SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Newpark Resources, Inc.

August 21, 2008	By:	James E. Braun

Name: James E. Braun
Title: Vice President and Chief Financial Officer